UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2022

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

0-6365	41-0919654
(Commission File Number)	(I.R.S. Employer Identification No.)

4400 West 78th Street - Suite 520, Minneapolis, Minnesota	55435
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 835-1874

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.33 1/3 Par Value	APOG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 5, 2022, Apogee Enterprises, Inc. (the “Company”) entered into Amendment No. 3 to the Third Amended and Restated Credit Agreement by and among the Company, the lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, and U.S. Bank National Association, as Syndication Agent and Issuing Lender (“Amendment No. 3”), pursuant to which the parties amended the Company’s existing Third Amended and Restated Credit Agreement, dated as of June 25, 2019 (as previously amended by Amendment No. 1 to Third Amended and Restated Credit Agreement, dated as of April 6, 2020 and by Amendment No. 2 to Third Amended and Restated Credit Agreement, dated as of November 6, 2020) (as so amended, the “Existing Agreement”).

Amendment No. 3 provides for, among other things, the following amendments to the Existing Agreement, (i) the maturity date of the revolving credit facility was extended from June 25, 2024 to August 5, 2027, (ii) the benchmark rate was changed from LIBOR to SOFR, (iii) the aggregate revolving credit limit was increased from $235,000,000 to $385,000,000, (iv) the term loan facility was repaid in full with the proceeds of the revolving credit facility and removed, (v) Viracon Georgia, LLC (f/k/a Viracon Georgia, Inc.), a subsidiary of the Company, was released from its guaranty obligations in connection with the Existing Agreement, and (vi) provisions were added to permit the Company to establish key performance indicators with regard to environmental, social and governance (“ESG”) targets and to amend the Existing Agreement to incorporate such key performance indicators and ESG targets upon mutual agreement with the lenders and the Sustainability Structuring Agent.

Wells Fargo Bank, National Association and certain lenders that are parties to the Existing Agreement have provided, from time to time, and may continue to provide, commercial banking, financial and other services to the Company, including letters of credit, depository and account processing services, for which the Company has paid and intends to pay customary fees.

The foregoing description of Amendment No. 3 is not complete and is qualified in its entirety by reference to the full text of Amendment No. 3, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described under Item 1.01 of this Current Report on Form 8-K, on August 5, 2022, the Company entered into Amendment No. 3 to the Third Amended and Restated Credit Agreement. The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Third Amended and Restated Credit Agreement, as amended to date, includes a revolving credit facility in the amount of $385 million and a letter of credit subfacility in the amount of $80 million.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Amendment No. 3 to Third Amended and Restated Credit Agreement dated as of August 5, 2022, by and among Apogee Enterprises, Inc., as the Borrower, the Lenders referred to therein, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, and U.S. Bank National Association, as Syndication Agent and Issuing Lender.*

104	Cover Page interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2022		APOGEE ENTERPRISES, INC.

	By:	/s/ Meghan M. Elliott
Meghan M. Elliott
Vice President, General Counsel and Secretary